Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-219020, 333-226652, and 333-232771) of Bellicum Pharmaceuticals, Inc., and

(2)
Registration Statements (Form S-8 Nos. 333-201036, 333-216656, 333-218772, 333-220170, 333-223636, 333-225554, 333-231272, 333-232304, 333-232774, and 333-236149) pertaining to the 2006 Stock Option Plan, 2011 Stock Option Plan, 2014 Equity Incentive Plan, as amended, 2014 Employee Stock Purchase Plan, and 2019 Equity Incentive Plan of Bellicum Pharmaceuticals, Inc.

of our reports dated March 12, 2020, with respect to the consolidated financial statements of Bellicum Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Bellicum Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Bellicum Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Houston, Texas
March 12, 2020